EXHIBIT 4.4



                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                             MAGNUM PETROLEUM, INC.

  Pursuant to the applicable provisions of the Nevada Business Corporations Act, Magnum Petroleum, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

  First: The present name of the Corporation is Magnum Petroleum, Inc.

  Second: That the Board of Directors of said Corporation at a meeting duly convened and held on the 20th day of February, 1997, adopted a resolution to amend the articles as follows:

       Article I is hereby amended to read as follows:

                           ARTICLE I - CORPORATE NAME

  The name of the corporation (hereinafter called the "Corporation") is Magnum Hunter Resources, Inc.

  Third: The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 13,708,327, that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated: March 11, 1997.

MAGNUM PETROLEUM, INC.

      /s/ Matthew C. Lutz
By:____________________________________
     Matthew C. Lutz, Vice-Chairman and
     Vice-President of Exploration and Development


      /s/ Morgan F. Johnston
By:_____________________________________
     Morgan F. Johnston, Secretary











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COUNTY OF DALLAS    ss.
                    ss.
STATE OF  TEXAS     ss.

Before me, the undersigned authority, personally appeared Matthew C. Lutz, known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as Vice President of Exploration and Development of Magnum Petroleum, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 11th day of March, 1997.

MY COMMISSION EXPIRES:                               NOTARY PUBLIC

  3-9-97                                             /s/ Brenda M. Yerian
---------------------------                        -----------------------------
(SEAL)                                                   Brenda M. Yerian




COUNTY OF DALLAS    ss.
                    ss.
STATE OF TEXAS      ss.

Before me, the undersigned authority, personally appeared Morgan F. Johnston known to me to be the identical person who signed the name of the maker thereof to the within and foregoing instrument as Secretary of Magnum Petroleum, Inc. and that he acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein expressed.

Subscribed and sworn to before me on this 11th day of March, 1997.

MY COMMISSION EXPIRES:                                    NOTARY PUBLIC

  3-9-97                                             /s/ Brenda M. Yerian
---------------------------                         ----------------------------
(SEAL)                                                   Brenda M. Yerian